Microsoft Word 11.0.8134;http://schemas.microsoft.com/office/word/
2003/wordmlurn:schemas-microsoft-com:office:smarttags013fSUB ITEM
                                                                      77H

                                                        MFS INSTITUTIONAL TRUST

As of December 31, 2007, the following person or entity now owns 25% or more of a fund's voting security:

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                      PERSON/ENTITY            FUND                  PERCENTAGE
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StateOregon and placeSouthwest Washington Pain ILV                      33.8%
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As of December 31, 2007, the following  person or entity now no longer owns more than 25% of a fund's voting security.

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                      PERSON/ENTITY                                FUND

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State of Illinois Treasurer's Office                               IRE

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